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                                                                      EXHIBIT 12

                  Statements Regarding Computation of Ratios

The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2000 Annual Report on Form 10-K.

BANK ONE CORPORATION and Subsidiaries
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                       Six Months Ended  Year Ended    Year Ended   Year Ended   Year Ended
                                                       ---------------- ------------  -----------  -----------  -----------
(In millions, except ratios)                                 2001          2000 (1)      1999          1998         1997
                                                       ---------------- ------------  -----------  -----------  -----------
EXCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations........         $1,971        $(1,080)     $ 4,974      $ 4,465      $ 4,427
   Earnings from unconsolidated entities
    under the equity method of accounting..........            (84)          (129)         (47)          34           (6)
   Fixed charges, excluding capitalized interest...          2,283          5,198        3,719        3,321        3,196
                                                            ------        -------      -------      -------      -------
     Adjusted pretax earnings base.................          4,170          3,989        8,646        7,820        7,617

Interest, excluding interest on deposits...........          2,234          5,105        3,622        3,235        3,096
Rental factor......................................             49             93           97           90          100
Capitalized interest...............................              3              9            2            3           (1)
                                                            ------        -------      -------      -------     --------
     Fixed charges.................................          2,286          5,207        3,721        3,328        3,195
Consolidated ratios of earnings to fixed
   charges, excluding interest on deposits.........            1.8x           0.8x         2.3x         2.3x         2.4x

INCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations........          1,971         (1,080)       4,974        4,465        4,427
   Earnings from unconsolidated entities under
    the equity method of accounting................            (84)          (129)         (47)          34           (6)
   Fixed charges, excluding capitalized interest...          5,115         11,335        8,370        8,268        8,183
                                                            ------        -------      -------      -------      -------
     Adjusted pretax earnings base.................          7,002         10,126       13,297       12,767       12,604

Interest, including interest on deposits...........          5,066         11,242        8,273        8,177        8,084
Rental factor......................................             49             93           97           90          100
Capitalized interest...............................              3              9            2            3           (1)
                                                            ------        -------      -------      -------     --------
     Fixed charges.................................          5,118         11,344        8,372        8,270        8,183
Consolidated ratios of earnings to fixed
   charges, including interest on deposits.........            1.4x           0.9x         1.6x         1.5x         1.5x

(1) Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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